UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2024

Date of Report (Date of earliest event reported)

International Media Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1604 US Highway 130 North Brunswick, NJ	08902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMAQ	The Nasdaq Stock Market LLC
Warrants	IMAQW	The Nasdaq Stock Market LLC
Rights	IMAQR	The Nasdaq Stock Market LLC
Units	IMAQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On February 13, 2024, International Media Acquisition Corp. (the “Company”) held its annual general meeting of shareholders (the “AGM”). At the AGM, Sanjay Wadhwa and Shibasish Sarkar were appointed as Class I directors with a term expiring at the Company’s annual general meeting to be held in 2025; Claudius Tsang and Yu-Ping Edward Tsai were appointed as Class II directors with a term expiring at the Company’s annual meeting to be held in 2026; and Daung-Yen Lu, Yao Chin Chen, and Chih Young Hung were appointed as Class III directors with a term expiring at the Company’s annual meeting to be held in 2027.

The following is a summary of the voting results for each matter presented to the shareholders at the AGM:

Proposal 1 – Director Proposal:

Director	For	Withhold
Shibasish Sarkar, as Class I director	6,504,386	7,398
Sanjay Wadhwa, as Class I director	6,504,386	7,398
Yu-Ping Edward Tsai, as Class II director	6,511,193	591
Claudius Tsang, as Class II director	6,504,396	7,388
Yao Chin Chen, as Class III director	6,504,396	7,388
Chih Young Hung, as Class III director	6,511,205	579
Daung-Yen Lu, as Class III director	6,511,193	591

There were no broker non-votes in the Director Proposal.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2024

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

3